                                                                    Exhibit 23.1
                                                                    ------------



                                INTERTAN, INC.

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and InterTAN, Inc.'s previously filed registration statements on Form S-8 (File No. 33-13880 and File No. 33-63090) of our report dated September 18, 1996, which appears on page 38 of the 1996 Annual Report to Shareholders of InterTAN, Inc., which is incorporated by reference in InterTAN,
Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1996.   We
also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Fort Worth, Texas
February 17, 1997